Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230955) and Form F-3 (No. 333-259304 and No. 333-293400) of our report dated April 30, 2026, relating to the consolidated financial statements of CNFinance Holdings Limited (the “Company”), as of December 31, 2024 and 2025, and for each of the two years in the period ended December 31, 2025, appearing in this Annual Report on Form 20-F of the Company.

/s/ HTL International, LLC
Houston, Texas
April 30, 2026